MEDICAL OFFICE BUILDING LEASE AGREEMENT

THIS MEDICAL OFFICE BUILDING LEASE AGREEMENT (this "Lease") is made and entered into as of the 1st day of June, 2012, by and between **SOUTHWEST PROFESSIONAL BUILDING, LTD.**, a Texas limited partnership (hereinafter called "Landlord"), whose address for purposes hereof is 5920 Forest Park, Suite 600, Dallas, Texas 75235, and **MICROSURGERY INSTITUTE LLC**, a Texas limited liability company (hereinafter called "Tenant"), whose address for purposes hereof is 5920 Forest Park, Suite 700, Dallas, Texas 75235.

1. **Basic Provisions.**

This Lease (i) is a continuation of that certain Medical Office Building Lease Agreement, dated December 1, 2010, by and between Tenant and Landlord (as amended by that certain First Amendment to Medical Lease Agreement, by and between Tenant and Landlord, referred to herein individually and collectively, as the "Prior Agreement") and (ii) supersedes, in all respects the Prior Agreement.

Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord that space (collectively called the "Leased Premises") on the seventh (7th) floor of Landlord's building (which building, together with the Land, as hereinafter defined, and all related facilities and improvements, is herein referred to as the "Building") known as "Southwest Professional Building," which is located on a tract of land (the "Land") situated in the City of Dallas, Texas and being more particularly described **Exhibit A** attached hereto and made a part hereof for all purposes. The Leased Premises consist of 17,205 square feet of net rentable area ("NRA") as shown outlined on the floor plan attached hereto as **Exhibit B** and made a part hereof for all purposes. The term "NRA" as used herein shall refer to all floor area within the inside surface of the outer glass or finished column or exterior walls of the Building, excluding only the areas ("Service Areas") within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any Service Areas which are for the specific use of the particular Tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator mechanical rooms and central mechanical room and ground floor and basement lobbies, and all of the Common Areas (hereinafter defined) on each such floor. No deductions from NRA are made for columns, projections or other similar structures necessary to the Building.

Subject to and upon the terms and conditions set forth herein, or in any Exhibit or Addendum hereto, this Lease will continue in force for a term (sometimes hereinafter called the "Lease Term") beginning on June 1, 2012 (the "Commencement Date"), and ending on May 30, 2017, unless renewed in accordance with **Exhibit E** attached hereto (the "Termination Date").

Tenant hereby agrees to pay an initial base rental for each month of the Lease Term (together with any other amounts payable by Tenant pursuant to Section 45, hereinafter called "Base Rental") as follows:

Period	Rate Per Sq. Ft. NRA	Annual Base Rent	Monthly Payment
Months 1 (June 2012) through 12 (May 2013)	22.00	$378,510.00	$31,542.50
Months 13 (June 2013) through 24 (May 2014)	22.00	$378,510.00	$31,542.50
Months 25 (June 2014) through 36 (May 2015)	23.50	$404,317.50	$33,693.13
Months 37 (June 2015) through 48 (May 2016)	25.00	$430,125.00	$35,843.75
Months 49 (June 2016) through 60 (May 2017)	26.50	$455,932.50	$37,994.38

Such Base Rental shall be due and payable in equal monthly installments on or before the first business day of each calendar month during the initial term of this Lease and any extensions or renewals thereof (subject to escalation as provided in this Lease) and Tenant hereby agrees to so pay such Base Rental to Landlord at Landlord's address as provided herein (or at such other place as Landlord may hereafter designate) monthly in advance without demand and without deduction, abatement or set off. Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of calendar month, the Base Rental for such partial month shall be proportionately reduced based on 1/365 of the current annual rent for each day of the partial month this Lease is in effect.

2. Granting Clause.

In consideration of the obligation of Tenant to pay Base Rental as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Leased Premises for the Lease Term specified herein, all upon and subject to the terms and conditions set forth herein. This Lease and the obligations of Landlord hereunder are conditioned upon faithful performance by Tenant of all of the agreements and covenants herein set out and agreed to by Tenant.

3. Services by Landlord.

Landlord agrees to furnish Tenant while occupying the Leased Premises, and during such time as Tenant is not in default hereunder, the following services (the expense of which shall be borne as otherwise provided in this Lease), subject to the limitations and provisions hereinafter set forth:

(a) Water, hot, cold and refrigerated, in the Common Areas.

(b) Heated and refrigerated air conditioning as appropriate according to the season during usual and customary business hours of the Tenant and at such temperatures and in such amounts as are considered by Landlord and Tenant to be necessary for the conduct of Tenant's business, any additional service at other times to be furnished only at the request of Tenant, who

shall bear the entire cost thereof. Whenever machines, equipment or nonstandard lighting that generate abnormal heat are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord (at Landlord's sole option) or Tenant (with Landlord's prior written consent, which consent shall not be unreasonably withheld) shall have the right to install supplemental air conditioning units in the Leased Premises, and the cost thereof, including the cost of installation, operation, use and maintenance shall be paid by Tenant to Landlord on demand together with interest at the highest lawful rate per annum (not in excess of 5% above the prime rate of interest established by Bank of America, Dallas, N.A. from time to time) from the due date until paid.

(c) Elevator service in common with other Tenants of the Building and their agents, employees and invitees for ingress to and egress from the Leased Premises, provided that Landlord may reasonably limit the number of elevators to be in operation at night after usual and customary business hours and on Saturdays, Sundays and holidays.

(d) Janitorial cleaning services with respect to the ground floor and basement lobbies, all Common Areas, general Service Areas and the Building's elevator mechanical rooms and central mechanical room as may in the judgment of Landlord be reasonably required in the normal operation of the Building. Janitorial cleaning services (including, but not limited to, the removal of medical waste) with respect to the Leased Premises shall be the responsibility of Tenant and at the sole cost of Tenant. Such janitorial cleaning services shall be performed only by bonded contractors approved by Landlord and at such hours as Landlord shall approve.

(e) Electric lighting for public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(f) Replacement of light bulbs and fluorescent tubes in building standard and other light fixtures, provided that Landlord's standard charge for such bulbs and tubes replaced in the Leased Premises shall be paid by Tenant to Landlord on demand.

The furnishing of services of greater quality or the failure to any extent to furnish or any stoppage of or change in quality or character or suitability of these defined services resulting from any cause whatsoever shall not constitute a default hereunder or render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant nor entitle Tenant to any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement contained herein. Should any malfunction of the Building improvements or facilities occur for any reason, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate or abatement of rent (except for the abatement of rent only in the case of Landlord's gross negligence or misuse) or damages on account thereof or of any interruptions in service occasioned thereby or resulting therefrom. Landlord's obligation to supply such services shall be subject to the rules and regulations of any supplier of such services and of any governmental or other authority regulating the business of providing such services. Any other services required by Tenant shall be the responsibility of Tenant and at the sole cost of Tenant.

4. **Building Related Expenses.**

The term "**Operating Year**" shall mean any one of the consecutive twelve-month periods commencing on January 1 of any calendar year and terminating on December 31 of such calendar year; provided, however, that the first Operating Year hereunder shall commence with the first day of the calendar month in which the Building is first occupied by any Tenant and shall terminate on December 31 of the same calendar year. In the event that the Operating Expenses (as hereinafter defined) for any Operating Year or any annualized portion of any such Operating Year (including any Operating Year or any annualized portion of any such Operating Year in any renewal or extension of this Lease) beginning after the Operating Year ending on December 31, 2013 (the "Base Year"), exceeds the Operating Expenses for the Base Year (such product is herein referred to as the "Base Amount"), Tenant shall pay to Landlord as additional rental Tenant's *pro rata* share of such excess Operating Expenses.

(a) For the purposes of this paragraph, Tenant's *pro rata* share of any excess Operating Expenses shall be calculated in the proportion which Tenant's NRA bears to 100% of the total NRA in the Building. In regard to the Operating Year during which the Lease Term commences or terminates, Tenant's *pro rata* share of the excess Operating Expenses, if any, for such Operating Year shall also be based on the ratio that the number of full or partial calendar months of the Lease Term which occur during such Operating Year bears to the total number of full or partial calendar months during such Operating Year.

(b) The term "**Operating Expenses**" shall mean, subject to the provisions of paragraph (c) below, all reasonable expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, but not limited to, the following:

(1) Wages, salaries and other compensation of all employees engaged in the operation, maintenance or security of the Building and of all personnel who may provide traffic control relating to ingress and egress between the Building and adjacent public streets, to the extent the services of said employees or personnel are provided solely and exclusively for the Building. All taxes, insurance and benefits paid by Landlord and relating to employees and such other personnel providing the services described in this subparagraph (1) shall also be included in Operating Expenses.

(2) All supplies and materials used solely and exclusively in the operation or maintenance of the Building.

(3) Costs due under or in regard to all maintenance, janitorial and service agreements for the Building and the equipment therein, including, but not limited to, alarm service, landscape maintenance, window cleaning and elevator maintenance.

(4) Cost of all insurance relating to the Building, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

(5) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing

the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation. It is agreed that Tenant will be responsible for all taxes on or relating to its personal property and on the value of Tenant's leasehold improvements to the extent that same exceed standard building allowances.

(6) Cost of repairs and general maintenance relating to the Building (excluding costs of repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to Tenants of the Building other than Tenant).

(7) Landlord's legal expenses, independent third-party management fees (including, without limitation, salaries and fringe benefits of the property and its staff), and central accounting costs applicable to the Building.

Operating Expenses shall be computed on the accrual basis. All such Operating Expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied.

(c) The following are specifically excluded from the definition of the term "Operating Expenses":

(1) Expenses for capital improvements made to the Building other than all capital improvements which are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet or other floor covering in elevator lobbies, and the like;

(2) Expenses for repair replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to Tenants of the Building other than Tenant;

(3) Interest, amortization or other payments on loans to Landlord secured by a lien on the land and/or the Building;

(4) Depreciation of the Building;

(5) Income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building, other than taxes based on rental revenues assessed in lieu of or in addition to ad valorem taxes; and

(6) Commission paid by Landlord for leasing.

(d) In connection with Tenant's obligation to pay its *pro rata* share of excess Operating Expenses, if any, Landlord may estimate the amount of Operating Expenses to be incurred for the ensuing Operating Year and Tenant's *pro rata* share of the excess of such estimated Operating Expenses over the Base Amount. Landlord shall give Tenant written notice of such estimate and Tenant's estimated monthly *pro rata* share of such excess and Landlord will attempt to provide such written notice on or about the beginning of the ensuing Operating Year. Thereafter, Tenant shall pay, in addition to each monthly installment of Base Rental due

hereunder, the amount of Tenant's estimated monthly *pro rata* share of the excess Operating Expenses for the ensuing Operating Year with each monthly installment of Base Rental due hereunder. Within one hundred and twenty (120) days after the end of each Operating Year (or as soon thereafter as is reasonably possible) during which the Lease Term was in effect, Landlord shall render an accounting to Tenant with regard to the actual Operating Expenses incurred during such Operation Year. If funds are due from Tenant to Landlord in excess of the amounts, if any, paid by Tenant as its estimated *pro rata* share of such excess Operating Expenses, such funds shall be paid by Tenant to Landlord within thirty (30) days after the date of the notice from Landlord to Tenant specifying the actual Operating Expenses so incurred. In the event the amounts paid by Tenant for its estimated *pro rata* share of such excess Operating Expenses shall be in excess of the amounts actually incurred for such Operating Expenses, such excess amounts paid by Tenant to Landlord shall (provided Tenant is not then in default hereunder) be refunded by Landlord to Tenant within thirty (30) days after the amount due to Tenant is determined. Any amounts due from Landlord to Tenant under this Lease may be set-off by Landlord against any amounts due from Tenant to Landlord under this Lease.

5. Other Costs and Expenses.

(a) **Electricity.**

Tenant shall pay Landlord, as additional rent hereunder, all charges for electricity furnished to or consumed with respect to the Leased Premises as indicated by the sub-meters located on the Leased Premises based upon the then prevailing rate for each utility service which is charged to Landlord by the utility company furnishing the same. All such reimbursement shall be made by Tenant to Landlord on a monthly basis immediately upon receipt from Landlord of a written statement therefor, it being understood that Tenant shall have the right, at all reasonable times during normal business hours, to make reasonable inspections of Landlord's records relating to said utility service for the purpose of verifying the foregoing utility consumption with respect to the Leased Premises.

Without Landlord's prior written consent, Tenant shall not install any equipment (such as medical, tabulating or computing equipment) in the Leased Premises that will require any electrical current that requires a voltage other than 120 volt, single phase, or equipment which (singly) consumes more than 0.5 kilowatts at rated capacity. In the event such equipment is approved by Landlord, the cost of special electrical installations approved by Landlord shall be paid by Tenant. Notwithstanding anything contained herein to the contrary and notwithstanding any approval thereof by Landlord, all costs for extraordinary, unusual or excessive demand for electrical or other utility service and all costs of submetering or monitoring of such use shall be borne by Tenant and Landlord reserves the right to impose an additional charge on Tenant as additional rental for such extraordinary, unusual or excessive demand for electrical or other utility service in an amount determined by Landlord in its sole discretion to be due for such extraordinary, unusual or excessive demand. Such unusual costs shall be determined by Landlord in its sole discretion from time to time, but they include, without limitation, 24-hour service, high consumption equipment, high concentration lighting, additional HVAC supplements for equipment or lighting induced heat buildup and installation of metering equipment. Landlord reserves the right to install, at Tenant's sole cost and expense, submeters and related equipment relating to Tenant's use of electrical or other utilities services.

The failure by any supplier to furnish utilities to the Building or any interruption to such utilities whatsoever shall not render Landlord liable in any respect for damages, direct or consequential, to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement herein.

(b) **Water.** Tenant shall reimburse Landlord, as additional monthly rental, for Tenant's *pro rata* share of water costs provided to the Building ("Water Costs"). In this connection, Landlord shall give Tenant notice of Tenant's estimated monthly *pro rata* share of Water Costs. Within one hundred and twenty (120) days after the end of each Operating Year (or as soon thereafter as is reasonably possible) during which the Lease Term was in effect, Landlord shall render an accounting to Tenant with regard to the actual Water Costs incurred during such Operating Year. If funds are due from Tenant to Landlord in excess of the amounts, if any, paid by Tenant as its estimated *pro rata* share of such Water Costs, such funds shall be paid by Tenant to Landlord within thirty (30) days after the date of the notice from Landlord to Tenant specifying the actual Water Costs so incurred. In the event the amounts paid by Tenant for its estimated *pro rata* share of Water Costs shall be in excess of the amounts actually incurred for such Water Costs, such excess amounts paid by Tenant to Landlord Tenant shall (provided Tenant is not then in default hereunder) be refunded by Landlord to Tenant within thirty (30) days after the amount due to Tenant is determined. Any amounts due from Landlord to Tenant under this Lease may be set-off by Landlord against any amounts due from Tenant to Landlord under this Lease.

(c) **Taxes and Other Charges.**

(1) Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Leased Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand as additional rental that part of such taxes for which Tenant is primarily liable hereunder.

(2) Landlord and Tenant shall attempt to obtain separate assessments for Tenant's obligations pursuant to this Section. To the extent of a separate assessment, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Leased Premises free from any lien or attachment; moreover, as to all periods of time during the Lease Term, this covenant of Tenant shall survive the termination of this Lease. With regard to the calendar year during which the Lease Term expires, Landlord at its option either may bill Tenant when the charges become payable or may charge the Tenant an estimate of Tenant's *pro rata* share of whichever charges have been paid directly by Tenant (based upon information available for the current year plus, if current year information is not adequate in itself, information relating to the immediately preceding year). Any excess amounts paid by Tenant under this subsection shall promptly be refunded by Landlord to Tenant.

(3) If at any time during the primary term of this Lease or any renewal or extension thereof, Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord an additional payment pursuant to this Section. Landlord may direct that Tenant prepay monthly a *pro rata* portion of the prospective future payment (*i.e.*, the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that Base Rental is due.

6. Payments - Performance.

Tenant agrees to pay Base Rental, additional rental, Tenant's *pro rata* share of Utility Costs, Taxes and Other Charges and all other sums provided to be paid by Tenant hereunder at the times and in the manner herein provided. The obligation of Tenant to pay any and all rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant of the obligation to pay any and all rent due hereunder. Time is of the essence in the performance of all of Tenant's obligations hereunder. Any sum or amount which becomes owing by Tenant to Landlord hereunder shall bear interest at the highest lawful rate per annum (but not in excess of 5% above the prime rate of interest established by Bank of America, Dallas, NA. from time to time).

7. Security Deposit.

Tenant shall maintain the deposit $25,000 with Landlord, deposited by Tenant with Landlord pursuant to the Prior Agreement as a security deposit (the "Security Deposit"). The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages upon the occurrence of any Event of Default hereunder by Tenant or upon termination of this Lease. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Leased Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

8. Repairs and Re-Entry.

Tenant will, at Tenant's sole cost and expense, maintain and keep the Leased Premises and any alterations and additions thereto in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any party thereof by Tenant or Tenant's agents, employees, patients and invitees in a good and workmanlike manner. The performance

by Tenant of its obligation to maintain and make repairs shall be conducted only by contractors approved in writing by Landlord, which approval shall not be unreasonably withheld. If Tenant fails to make, (or to diligently and continuously proceed to make,) any such repairs within fifteen (15) days after the occurrence of any damage or injury, Landlord may at its option make such repairs, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof. Tenant will not commit or allow any waste or damage to be committed on any portion of the Leased Premises, and upon the termination of this Lease by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good condition as at the earlier to occur of the Commencement Date or date of first possession by Tenant, ordinary wear and tear excepted, and upon such termination of this lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises. Notwithstanding the foregoing provisions of this Section, any repairs to the Leased Premises or the Building that are necessitated because of any damage caused by fire or other casualty shall be governed by the provisions of Section 20 hereof.

9. Assignment - Subletting.

In the event Tenant should desire to assign or in any manner transfer this Lease or any estate or interest herein or sublet the Leased Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Leased Premises, Tenant shall give Landlord written notice of such desire and the name of the proposed assignee or subtenant and the nature or character of its business at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, which date will be specified in such notice. Landlord shall then have the option over a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects, in Landlord's sole discretion, which shall not be unreasonably exercised, to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected not to permit the requested subletting assignment, or licensing, as the case may be. No assignment or subletting by Tenant shall relieve Tenant or any guarantor of Tenant's obligations or any obligation under this Lease (including, without limitation, any obligations to pay any and all rent and other sums due hereunder). Any attempted assignment or subletting by Tenant in violation of the terms and covenants of this Section shall be void and shall, at the option of Landlord, be deemed a breach of this Lease. If Landlord consents or is deemed to have consented to any subletting by Tenant and in the event the rent due and payable by a sublessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the Base Rental payable under this Lease in regard to the space so subleased or if with respect to a permitted assignment or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the Base Rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration (after deducting reasonable broker's fees and attorneys' fees incurred in connection with such assignment, subletting or other transfer and reasonable cleanup costs incurred by Tenant in connection with such assignment, subletting or other transfer, each evidenced by a receipt invoice) within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case might be. In no instance (except in regard to the reasonable charges specified in the immediately preceding sentence) shall Tenant be entitled to receive and retain

more from an assignee or sublessee than Tenant is obligated to pay to Landlord. No consent to any assignment of this Lease or any subletting of all or any part of the Leased Premises shall constitute a waiver of the provisions of this Section except as to the specific instance covered thereby. Finally, in any event of assignment or subletting it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in this Lease (to be applied as a credit and offset to Tenant's rental obligation hereunder). If Tenant is a corporation, partnership or other entity and if at any time during the primary term of this Lease or any renewal or extension hereof the person or persons who owns a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this Lease cease to own a majority of such voting rights or ownership interests (except as a result of transfers by devise or descent), the loss of a majority of such voting rights or ownership interests shall be deemed an assignment of this Lease by Tenant and therefore, subject in all respects to the provisions of this Section.

Notwithstanding anything in this Lease to the contrary, Landlord's prior written consent shall not be required nor shall it be considered an assignment or transfer of this Lease (and/or of any estate or interest herein), a sublet of the Leased Premises or any part thereof, or a grant of any license, concession, or other right of occupancy of any portion of the Leased Premises, in the event of (a) an assignment of this Lease or sublet of the Leased Premises to any corporation or other entity into or with which Tenant may be merged or consolidated or which acquires all or substantially all of Tenant's assets or to any entity which is a subsidiary, parent or affiliate of Lessee; (b) the Tenant subletting to, licensing and/or entering into "exclusive use arrangements" with, physicians with regard to individual surgical suites within the Leased Premises; provided, however, that Tenant remains in control and possession of the balance of the Leased Premises and remains liable for all the terms, covenants and provisions of the Lease; or (c) the sublet of a portion(s) of the Leased Premises not exceeding twenty-five percent (25%) of the rentable area of the Leased Premises in the aggregate at any one time, to any person(s) or entity(ies); provided, however, that Tenant remains in control and possession of the balance of the Leased Premises and remains liable for all the terms, covenants and provisions of the Lease.

10. Construction, Alterations and Additions by Tenant.

Tenant shall make no alterations in or additions to the Leased Premises (other than minor improvements or alterations which shall not adversely impact the structural, electrical, plumbing or mechanical systems of the Building), without the written consent of Landlord; and all permanently fixed alterations, additions and improvements made to or fixtures or other improvements placed in or upon the Leased Premises by either party (except "Medical Equipment and Fixtures" of Tenant, as defined below) shall be deemed a part of the Building and the property of the Landlord at the time they are placed in or upon the Leased Premises, and they shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, whether such termination shall occur by the lapse of time or otherwise. "Medical Equipment and Fixtures" shall include surgical tables, lights, sterilizers, computer systems, telephone systems, generators and other medical equipment and fixtures (i) already in place on the Leased Premises or (ii) placed by Tenant on the Leased Premises. Medical Equipment and Fixtures shall remain the property of Tenant and may be removable by Tenant at

any time provided Tenant is not in default under the terms of this Lease and provided Tenant repairs, or pays Landlord for the cost of repairs of, any damage associated with the installation and/or removal of such Medical Equipment and Fixtures. Tenant will not permit any mechanic's or materialman's liens to be placed upon the Leased Premises or the Land or Building during the Lease term caused by or resulting from work performed, materials furnished or obligations incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay and discharge same. If default in the payment thereof shall continue for twenty (20) days after the filing of notice of any such lien, Landlord shall have the right, but shall not be obligated in any way, to pay the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including all expenses, attorneys' fees and interest, shall so much additional rent and shall be paid to Landlord immediately on delivery of a bill therefor from Landlord to Tenant, together with interest at the highest lawful rate per annum (but not in excess of 5% above the prime rate of interest established by Bank of America, Dallas, N.A. from time to time) from the due date until such payment is received by Landlord.

11. Legal Use - Violations of Insurance Coverage - Nuisance.

Tenant will not occupy or use, nor permit any portion of the Leased Premises to be occupied or used for any purpose other than the sole permitted use stated in this Lease or for any purpose which is unlawful or which in the judgment of Landlord is disreputable, or which is extra hazardous on account of risk of fire, explosion or other casualty, nor permit anything to be done which will in any way increase the rate of fire and casualty insurance on the Building or contents; and in the event that, by reason of any act or conduct of business by Tenant, whether or not such is approved or consented to by Landlord, there shall be any increase in the rate of insurance on the building or contents created by Tenant's acts or conduct of business, then Tenant hereby agrees to pay to Landlord the amount of such increase on demand, and upon submission to Tenant of appropriate evidence of such increase and the reason therefor from Landlord's insurer. Tenant will conduct its business, and control its agents, employees, patients and invitees in such a manner as not to create any nuisance, interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

12. Laws and Regulations.

Tenant will maintain the Leased Premises in a clean and healthful condition and will comply with all laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction with reference to use, conditions or occupancy of the Leased Premises.

13. Indemnity, Liability and Loss or Damage.

By moving into the Leased Premises or taking possession thereof, Tenant accepts the Leased Premises as suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof, and Tenant by said act waives any and all defects therein, except for defects, latent or otherwise, in the original construction of the Leased Premises. Landlord shall not be liable to Tenant or Tenant's agents, employees, patients, guests, invitees or to any person claiming by, through or under Tenant for any injury to person, loss or damage to property, or for loss or damage to Tenant's business, occasioned by or through the acts or omissions of Landlord, or by any other cause whatsoever, except Landlord's gross

negligence or willful wrong. Landlord shall not be liable for and Tenant shall indemnify Landlord and save it harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence whatsoever in, upon, at or from the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any action or omission of Tenant, its-agents, contractors, employees, servants, patients, invitees or licensees. If Landlord shall be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless therefrom and shall pay all costs, expenses and attorneys' fees of Landlord incurred in connection therewith.

14. Rules of Building.

Tenant and Tenant's agents, employees, patients, guests and invitees will comply fully with all requirements or rules of the Building which are attached hereto as **Exhibit C** and made a part hereof as though fully set out herein. As more particularly provided herein, Landlord shall at all times have the right to change such rules and regulations or to amend them in such manner as may be deemed by Landlord advisable for the safety, protection, care and cleanliness of the Building and appurtenances and for the preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be complied with and observed by Tenant; and Tenant shall further be responsible for the compliance with such laws and regulations by the employees, servants, agents, visitors and invitees of Tenant and all those occupying the Leased Premises, by, through or under Tenant.

15. Entry for Repairs, Inspection and Reletting.

Tenant will permit Landlord and its agents and representatives the right to enter into and upon any and all parts of the Leased Premises at all reasonable hours, as mutually agreeable with Tenant and in such manner so as to minimize the interruption of Tenant's activities (or, in any emergency, at any hour) to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary or exhibit same to prospective purchasers, lessees or lenders, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof nor shall such entry be deemed an actual or constructive eviction.

16. Condemnation.

If the whole or substantially the whole of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date which physical possession of the Building or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Leased Premises is taken by the condemning authority. If upon any such taking or sale of less than the whole or substantially the whole of the Building or the Leased Premises this Lease shall not be thus terminated, the Base Rental payable hereunder shall be diminished by an amount

representing that part of the Base Rental as shall properly be allocable to the portion of the Leased Premises which was so taken or sold, and, Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Leased Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Leased Premises, and Tenant shall not be entitled to and expressly waives all claim to any such compensation. Notwithstanding the above, Tenant may file a separate claim and may be entitled to a separate award from the condemning authority for its separate property.

17. Reserved.

18. Abandoned Property.

All of Tenant's furniture, moveable trade fixtures and other personal property not removed by Tenant from the Leased Premises within five (5) days after the termination of this Lease, whether termination shall occur by the lapse of time or otherwise, shall be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option and election, thereafter take possession of such property and either (i) declare same to be the property of Landlord; or (ii) at the cost and expense of Tenant dispose of such property in any manner and for whatever consideration Landlord in its sole discretion shall deem most advisable.

19. Holding Over.

Should Tenant continue to hold the Leased Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth (1/30th) of an amount equal to twice the amount of the monthly Base Rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms, provisions, covenants and agreements set forth herein except any right to renew this Lease. The provisions of the preceding sentence shall in no event be construed as Landlord's consent for Tenant to holdover, which consent is expressly hereby withheld.

20. Fire and Casualty Clause.

If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Base Rental hereunder shall be abated as of the date of such notice. If Landlord does not thus elect to

terminate this Lease, within seventy-five (75) days after the date of such damage, Landlord shall commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture or furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Base Rental during the time and to the extent the Leased Premises are unfit for occupancy. If the Leased Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building and/or the Leased Premises caused thereby to the extent such cost and expense is not covered by insurance proceeds. Subject in all respects to the provisions of this Section relating to the potential application by Landlord's mortgagees of the proceeds of Landlord's insurance hereunder, any insurance which may be carried by Landlord or Tenant against loss of damage to the Building or to the Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. If the Leased Premises are partially destroyed or damaged during the last six months of the term of this Lease, either Landlord or Tenant may, at its option, terminate this Lease as of the date of such damage by giving written notice to the other party within thirty (30) days after the date of such damage.

21. Transfer of Landlord's Rights.

In the event Landlord transfers its interest in the Building, Landlord shall thereby be released from any further obligation hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, including the obligation to return any security deposit paid by Tenant pursuant hereto to Tenant in accordance with the provisions hereof. Landlord hereby agrees to transfer any security deposit or prepaid sum of Tenant to its successor in interest and Landlord shall use its best efforts to obtain an agreement from its successor to abide by the terms and conditions of this Lease.

22. Default by Tenant.

The following events shall be deemed to be Events of Default by Tenant under this Lease:

(a) Tenant shall fail to pay any rent (including, without limitation, any Base Rental or any additional rental) or other sums payable by Tenant under this Lease as and when such rent or other sums become due and payable, or Tenant shall fail to comply with any other term, provision, condition or covenant of this Lease;

(b) Tenant shall desert or vacate or commence to desert or vacate any substantial portion of the Leased Premises;

(c) Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations under this Lease under any section or chapter of the present Federal Bankruptcy Act or under any future Federal Bankruptcy Act or under any future Federal Bankruptcy Act or under any similar law or statute of the United States or any state thereof, or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present Federal Bankruptcy Act or under any future Federal Bankruptcy Act or under any similar law or statute of the United States or any state thereof;

(d) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent or make a transfer in fraud of creditors;

(e) Tenant or any guarantor of Tenant's obligations under this Lease shall make an assignment for the benefit of creditors;

(f) A receiver or trustee shall be appointed for Tenant or any guarantor of Tenant's obligations under this Lease or any of the assets of Tenant or any guarantor of Tenant's obligations under this Lease;

(g) Tenant shall do or permit to be done anything creating a lien upon the Leased Premises; or

(h) Tenant shall be dissolved or liquidated.

Notwithstanding the above, Tenant shall have five (5) business days after written notice from Landlord during which to cure any Event of Default described in Sections 22(a) and 22(g). If any such Event of Default is not susceptible to cure within said five day period, then Tenant shall have a reasonable period of time within which to cure said default so long as such cure is commenced by Tenant within such five day period and is continuously and diligently prosecuted to its conclusion. Upon the occurrence of any such Event of Default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and not merely in limitation of any other remedy permitted by law or by this Lease:

(1) Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, but if Tenant shall fail so to do, Landlord may without notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and its effects and any other person who may be occupying said Leased Premises or any part thereof, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises or otherwise, including any loss of rental for the remainder of the Lease Term.

(2) Require Tenant to pay Base Rental, Tenant's *pro rata* share of Utility Costs, Real Estate Charges and Insurance Expenses in quarterly installments in advance of each calendar quarter during the Lease Term by certified or cashier's check delivered to Landlord.

(3) Enter upon and take possession of the Leased Premises, by force if necessary, as the agent of Tenant and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, by force if necessary, without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord if it so elects may relet the Leased Premises as the agent of Tenant and receive the rent therefor, in which event Tenant shall pay to Landlord on demand the sum of all rent and other indebtedness accrued to the date of termination, together with the reasonable cost of renovating, repairing and altering the Leased Premises for a new Tenant or Tenants, together with all brokerage commissions due in connection therewith and together with interest on any sums so advanced computed at the highest lawful rate (but not in excess of 5% above the prime rate of interest established by Bank of America, Dallas, N.A. from time to time) from the date of the expenditure of such sums until such payment is received by Landlord, and together with any deficiency that may arise by reason of such reletting for the remainder of the Lease Term; provided, however, that Landlord shall have no duty to relet the Leased Premises and the failure of Landlord to relet the Leased Premises shall not release or affect Tenant's liability for Base Rental, additional rental and other sums and charges due under this Lease or for damages. Actions to collect amounts due by Tenant as provided in this Section may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the Lease Term. In no event shall Tenant be entitled to any excess of rent obtained by reletting over and above the rent herein reserved.

(4) Do whatever Tenant is obligated to do by the provisions of this Lease and enter the Leased Premises, by force if necessary, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, together with interest on any sums so advanced computed at the highest lawful rate per annum (but not in excess of 5% above the prime rate of interest established by Bank of America, Dallas, N.A. from time to time) from the date of the expenditure of such sums until such payment is received by Landlord, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(5) Alter the locks and any other security device or devices which allow Tenant access to the Leased Premises, and/or the Building or any part thereof, and Landlord may also restrict or terminate building services to the Leased Premises.

Pursuit of any of the foregoing shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

23. Remedies.

No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of an attempted surrender of the Leased Premises, and no agreement to accept a

surrender of the Leased Premises shall be valid unless made in writing, and expressly and unequivocally evidencing Landlord's intent to accept or surrender, and signed by Landlord. No re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Landlord's acceptance of the Base Rental or other sums due hereunder following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or default. The failure of Landlord to enforce the rules attached hereto as **Exhibit C** against Tenant or any other Tenant in the Building shall not be deemed a waiver of any such rules. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. If Landlord brings any action under this Lease, or consults or places this Lease or any amount payable by Tenant hereunder with an attorney for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord the attorneys' fees and other costs and expenses incurred by Landlord in connection therewith.

24. Default by Landlord.

In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of the Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord and any mortgagee of Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Building and not thereafter. Under no circumstances whatsoever shall Landlord ever be liable for consequential damages or special damages.

The term "Landlord," for the purposes of this paragraph, shall mean only the owner of the Building at the time in question, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.

Notwithstanding anything contained herein to the contrary or any other matter, Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment.

25. Quiet Possession.

Landlord hereby covenants that Tenant, upon paying rent and other charges as provided in this Lease, and performing all covenants and agreements herein contained on the part of Tenant, shall and may peacefully and quietly have, hold and enjoy the Leased Premises for the Lease Term (unless sooner terminated pursuant to the term hereof) and subject to the terms and provisions hereof, except as to such portions thereof, if any, as shall be taken under the power of eminent domain or as may be sold in lieu thereof.

26. Severability Clause.

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

27. Subrogation; Liability and Indemnity; Tenant's Insurance.

Anything in this Lease to the contrary notwithstanding, each party hereto hereby releases and waives all claims, rights of recovery and any causes of action that either such party or any party claiming by, through or under such party by subrogation or otherwise may now or hereafter might have against the other party or any of the other party's directors, officers, employees or agents on account of any loss or damage that may occur to the Building, the Leased Premises, Tenant improvements or any of the contents of any of the foregoing, or Tenant's business by reason of fire, act of God, the elements or any other cause including negligence of the parties hereto or their directors, officers, employees or agents insured against under the terms of valid, collectible and standard fire and extended coverage insurance policies with vandalism and malicious mischief endorsement and sprinkler leakage endorsement (where applicable) to the extent that such loss or damage is recovered under such policies; provided, however, that in the event that the foregoing waiver must be consented to by the carrier issuing the policies in question to Tenant in order to prevent such policies from being voided or otherwise cancelled, Tenant shall secure such waiver and deliver the same to Landlord. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver (i) is prohibited by the laws or insurance regulations of the State of Texas or (ii) would invalidate any insurance coverage of Landlord or Tenant. Landlord shall not be liable to Tenant for any inconvenience or loss to Tenant in connection with any of the repair, maintenance, damage, destruction, restoration or replacement obligations referred to in the Lease.

Except for the claims, rights of recovery and causes of action that Landlord has released and waived pursuant to the preceding paragraph hereof, and in addition to any other indemnification obligations of Tenant contained in this Lease, Tenant shall indemnify, defend and hold harmless Landlord and Landlord's agents, directors, officers, employees, invitees and contractors from all claims, losses, costs, damages or expenses (including, but not limited to, attorneys' fees) resulting or arising from any and all injuries or death of any persons or damage to any property caused or alleged to have been caused by any act, omission or neglect of Tenant or Tenant's directors, officers, employees, agents, patients, invitees or any parties contracting with Tenant relating to the Leased Premises or the Building.

Tenant agrees that Landlord shall not be responsible or liable to Tenant, its directors, officers, employees, agents, patients or invitees, for bodily injury (fatal or nonfatal) or property damage occasioned by the acts or omissions of any other Tenant or such Tenant's directors, officers, employees, agents, contractors, patients or invitees within the Building or related facilities, or of any other party. Tenant shall procure (from insurance companies acceptable to Landlord) and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring Tenant and Landlord (and any mortgagee of Landlord which is designated by Landlord) against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, the limits of such policy or policies to be in an amount not less than $500,000 with respect to injuries to or death of any one person and in an amount of not less than $1,000,000 with respect to any one accident or disaster. Tenant shall also procure (from insurance companies acceptable to Landlord) and maintain standard fire and extended coverage casualty insurance covering all equipment, fixtures and personal property of Tenant located on the Leased Premises for the full replacement cost thereof. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days before delivery of possession of the Leased Premises, and thereafter, within thirty (30) days prior to the expiration of such policy or policies. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand, as additional rental hereunder, the premium cost thereof plus interest at the highest lawful rate from the date of payment by Landlord until repaid by Tenant. Tenant shall obtain a written obligation on the part of each insurance company issuing any policy described in this Section to notify Landlord at least twenty (20) days prior to cancellation of such insurance.

28. Venue.

All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in Dallas County, Texas, and Landlord and Tenant agree that venue for all actions or causes of action relating to this Lease shall be in Dallas County. Each party waives all rights to claim that venue for any such action or cause of action lies in any place other than Dallas County, Texas.

29. Binding Effect.

The terms, provisions and covenants of this Lease shall apply to, inure to the benefit of and be binding upon Landlord and Tenant, respectively, and to their respective heirs, personal

representatives, successors, and assigns, subject to the provisions of Section 9 and except as otherwise herein expressly provided.

30. Notices.

Any notice required or permitted to be given hereunder by one party to the other shall be in writing and shall be deemed to be given when deposited in the United States Mail, Registered or Certified Mail, Return Receipt Requested, with sufficient postage prepaid, addressed to the respective party to whom notice is intended to be given at the address of such party as specified in the initial paragraph of this Lease. If any notice is given other than by Registered or Certified Mail as aforesaid, it shall be deemed given when actually received by the party to whom such notice is being given. Either party hereto may at any time by giving written notice to the other party in the aforesaid manner designate any other address in substitution of the foregoing address to which any such notice shall be given.

31. Brokerage.

Each party warrants that it has had dealings only with the other party and the other party's direct employees in connection with the negotiation or execution of this Lease, and each party agrees to indemnify the other party and hold the other party harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges with respect to this Lease claimed by any broker or agent who claims to have dealt with the other party or the other party's agents.

32. Subordination; Nondisturbance.

This Lease and all rights of Tenant hereunder are subject and subordinate to any deed of trust, mortgages or other instruments of security which do now or may hereafter cover the Building and the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such deeds of trust, mortgages or instruments of security. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to more effectively subordinate this Lease or to confirm or evidence such subordination, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Landlord, at its option, shall have the right to waive the applicability of the foregoing provisions of this Section; provided, however, that this Lease will not be subject and subordinate to any such deed of trust, mortgage or other security instrument. This Lease and all rights of Tenant hereunder are further subject and subordinate to all ground or primary leases in existence at the date hereof and to any and all supplements, modifications and extensions thereof heretofore or hereafter made. Tenant covenants and agrees that in the event any proceedings are brought for the foreclosure of any such deed of trust, mortgage or other security agreement of if the Building is to be sold pursuant to any such instrument, to attorn to the purchaser upon any such foreclosure sale or trustee's sale if so requested by such purchaser and to recognize such purchasers the Landlord under this

Lease, Tenant shall upon demand at anytime or times, before or after any such foreclosure sale or trustee's sale, execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Landlord agrees to use its best efforts to obtain a nondisturbance agreement for Tenant's benefit from the mortgage holder on the property.

33. Joint and Several Liabilities.

If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guarantee for any reason whatsoever, including (without limitation) any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment of Tenant's obligations hereunder.

34. Building Name; Tenant Signage.

(a) Landlord may at any time and without notice to Tenant, change the name or designation of the Building to any other name the Landlord may deem proper. Tenant shall not and by this Lease does not acquire any proprietary or other right to the name of the Building and the Landlord shall not be liable to Tenant for any damages whatsoever either direct or consequential which may occur as a result of such name change.

(b) Tenant shall have the non-exclusive right to Building signage and a panel on the Building's monument sign. Such signage shall be at Tenant's sole cost and expense and shall be installed in a location and of a size set forth in **Exhibit G**. Landlord shall have the right to approve all aspects of such signage to include, but not be limited to, materials, orientation, color, style and method of installation. Tenant shall also have the obligation (at Tenant's sole expense) to (i) maintain said signage throughout the Term of the Lease in a manner acceptable to Landlord and (ii) immediately remove any Tenant related signage upon any termination of this Lease.

35. Estoppel Certificate.

Tenant shall, at any time and from time to time upon request from Landlord, execute, acknowledge and deliver to Landlord (within five (5) business days after request therefor from Landlord) a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Base Rental, additional rental and any other charges have been paid in advance; (ii) that no default hereunder on the part of Landlord or Tenant exists (except that if such default does exist, Tenant shall specify such default), and (iii) such other information concerning the Lease as Landlord shall reasonably require, it being intended that any such statement delivered pursuant to this Section may be relied

upon by any prospective purchaser or encumbrancer (including assignees) of the Building, or any interest therein.

36. Rent Tax.

If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

37. Entire Agreement.

It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining thereto not incorporated in writing herein (including the Prior Agreement), and it is likewise agreed that this Lease shall not be altered, waived, amended or extended, except otherwise expressly provided herein.

38. Number and Gender of Words.

All personal pronouns used in this Lease shall include the other gender, whether used in the masculine, feminine or neuter gender, and singular shall include the plural whenever and as often as may be appropriate.

39. Recordation.

Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a short form memorandum of this Lease in form recordable and complying with applicable Texas laws. In no event shall such documents set forth the rental or other charges payable by Tenant under this Lease, and any such documents shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

40. Force Majeure.

Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay or neglect of Tenant or any of Tenant's employees or agents, or any other cause whatsoever beyond the control of Landlord.

41. Attorneys' Fees.

In case it should be necessary or proper for Landlord to bring any action under this Lease, or place said Lease, or any amount payable by Tenant thereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord, upon demand, all attorneys' fees and expenses and court costs as incurred by Landlord.

42. Relationship of Parties.

Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties other than the relationship of landlord and tenant.

43. Captions and Headings.

The captions and headings used herein are for convenience only and do not limit or amplify the provisions hereof.

44. Authority.

The undersigned person(s) signing on behalf of Tenant represents and warrants to Landlord that they are duly authorized to execute this Lease Agreement (and all related documents) on behalf of Tenant and that Tenant is a Texas limited liability company in existence and good standing under the laws of the State of Texas.

45. Special Provisions.

(a) The Landlord shall not enter a lease for nor permit another tenant to use any portion of the Building as an ambulatory surgery center for pain management, general surgery, orthopedic, neurological, eye, or podiatry services; provided, however, that the foregoing shall not prevent the Landlord from leasing space in the Building for use as an ambulatory surgery center but only for bariatric surgery, gastric banding services or physical therapy services.

(b) Tenant shall have the exclusive use of and continuing access to the existing emergency generator serving the Leased Premises (the "Existing Emergency Generator") at no additional cost. Tenant shall be responsible for all costs associated with operating, maintaining, and repairing the Existing Emergency Generator including, but not limited to, replacing the Existing Emergency Generator in the event Tenant requires the same; provided, however, Tenant shall have no obligation to remove, repair, or replace the Existing Emergency Generator during or at the termination of this Lease.

(c) With respect to heating, ventilation, and air conditioning system, Tenant shall be responsible for the cost of maintenance and replacement (as necessary) of the air handler separately and exclusively servicing the Leased Premises. Tenant shall have the right to utilize the Building's auxiliary chillers (collectively, the "Chiller"). Tenant acknowledges that it shall be sharing the Chiller with other tenant(s) in the Building and shall be responsible for Tenant's *pro rata* share of all shared costs related to maintenance of the Chiller. Landlord shall, on request and at Tenant's expense, provide after hours heat or air conditioning at cost. Such after hours heat or air conditioning costs shall, upon Tenant's request, be confirmed by Landlord in writing to Tenant.

(d) The following Exhibits are attached hereto and incorporated herein as part of this Lease:

A Description of Land
B Floor Plan of Leased Premises
C Rules and Regulations of Building
D Parking Rights
E Renewal Option

[Balance of page intentionally blank; Signature pages follow]

IN WITNESS WHEREOF, this Lease is entered into by the parties hereto on the date and year first set forth above.

LANDLORD:

SOUTHWEST PROFESSIONAL BUILDING, LTD., a Texas limited partnership

By: SWPB, INC., a Texas corporation, as the general partner

By:________________________________
Donald M. Mauldin, M.D., President

TENANT:

MICROSURGERY INSTITUTE LLC, a Texas limited liability company

By:________________________________
Donald Kramer, M.D., Managing Member

EXHIBIT A

Description of Land

BEING 50,042 square feet or 1.1488 acres of land, more or less, situated in the Miles Bennett Survey, Abstract No. 52, Dallas County, Texas and being all of Lot 10-A, Block D/2370 of Replat Southwest Professional Building Addition, an addition to the City of Dallas, Dallas County, Texas according to the map thereof recorded in Volume 88051, Page 1743, Map Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a found ½ inch iron rod in the northwesterly line of Stutz Drive (a 53 foot right of way), said point being the easterly corner of a right of way corner clip at the intersection of the northwesterly line of Stutz Drive with the northeasterly line of Forest Park (a 70 foot right of way) and said point being the most easterly south corner of said Lot 10-A;

THENCE, S 88°36'57" W, with the said right of way corner clip, a distance of 13.86 feet (13.84 feet per map) to a found ½ inch iron rod in the northeasterly line of Forest Park, said point being most the westerly southerly corner of said Lot 10-A;

THENCE, N 45°06'22" W, with the northeasterly line of Forest Park, a distance of 186.57 feet (185.59 feet per map) to a found ½ inch iron rod for a corner, said point being the westerly corner of said Lot 10-A and the southerly corner of Lot 23, Block D/2370 of Forest Park Addition, an addition to the City of Dallas, Texas according to the map thereof recorded in Volume 241, Page 41, Map Records of Dallas County, Texas;

THENCE, N 44°40'39" E, departing the northeasterly line of Forest Park and with the southeasterly line of said Lot 23, a distance of 261.85 feet to a found ½ inch iron rod for a corner, said point being the northerly corner of said Lot 10-A;

THENCE, S 45°09'18" E, with the northeasterly line of said Lot 10-A, passing at a distance of 1.02 feet a found 3/8 inch iron rod, continuing in all a distance of 185.89 feet to a found ½ inch iron rod for a corner in the northwesterly line of Stutz Drive said point being the easterly corner of said Lot 10-A;

THENCE, S 42°20'16" W, with the northwesterly line of Stutz Drive, a distance of 252.24 feet to the Point of Beginning.

EXHIBIT B

Floor Plan of Leased Premises

EXHIBIT C

Rules and Regulations of Building

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas of the Building shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from their demised premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by him, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Landlord's building maintenance personnel nor shall any part of the Building be defaced by tenants or their agents, servants, employees or invitees.

4. Landlord will provide and maintain an alphabetical directory board for all tenants in the main lobby of the building and no other directory shall be permitted unless previously consented to by Landlord in writing. Tenants will be identified on such directory board by the name of the tenant, such tenant's suite number and, if requested by the tenant, by the name of such tenant's chief executive officer or principal, however, such identification shall be limited to a maximum of three strips on such directory board unless Landlord otherwise specifically approves a greater number of strips. The style and size of lettering on such directory board shall be as determined by Landlord. Landlord will provide building standard graphics (*i.e.*, lettering) at the main entry door to each tenant's demised premises which will identify only the tenant by its name and suite number; provided, however, that if more than twenty (20) characters are to be used as part of such door graphics, the building standard charge for all characters in excess of twenty (20) will be paid for by the tenant. Costs incurred as a result of any additions to building standard (which are approved by Landlord) or modifications of tenants' identification on such directory board or main entry door (which are approved by Landlord) shall be at the sole cost and expense of the tenant.

5. Landlord shall provide (at Landlord's or tenant's cost as specified in the Construction Agreement) all locks for doors in each tenant's demised premises and no tenant shall place any additional lock or locks on any door in its demised premises, without Landlord's prior written consent. Two (2) keys to the locks and the doors in each tenant's demised premises shall be furnished by Landlord to such tenant, and the tenants shall not have any duplicate keys made. Additional keys shall be supplied by Landlord upon written request from tenant and at tenant's cost and expense. If parking or access cards are to be used in connection with the Building or the Parking Garage, Landlord will provide the initial cards at Landlord's expense, however, any additional (if approved by Landlord) or replacement cards will be supplied only at the tenant's expense.

6. All tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services except in the case of construction of the tenant improvements. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, x-ray, diagnostic and other medical equipment, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

7. Landlord upon the recommendation of its structural engineer shall have the right to prescribe the weight and position of x-ray, diagnostic and other medical equipment, safes, concentrations of file cabinets, computers and other heavy equipment, property or installations, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damage done to the Building by taking in or putting out any property of a tenant, or done by tenant's property while in the Building, shall be repaired at the expense of such tenant.

8. Tenants shall notify the property manager when heavy equipment or property is to be taken in or out of the Building, and the moving shall be done under the supervision of the property manager, after written permission from Landlord. Persons employed to move such equipment or property must be acceptable to Landlord.

9. Corridor doors, when not in use, shall be kept closed.

10. Each tenant shall cooperate with Landlord's employees in keeping its demised premises neat and clean. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any damage to any property in the tenant's demised premises or otherwise in the Building from any cause whatsoever.

11. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any demised premises except by persons appointed or approved by Landlord in writing.

12. Should tenant require telegraphic, telephonic, enunciator, Muzak or other communication or entertainment service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.

13. Tenants shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

14. Nothing (including, without limitation, boxes, crates or excess trash) shall be swept into, disposed of or deposited in the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about tenant's demised premises. The Parking Garage and parking areas in and around the Building, if any, shall be used solely for the temporary, transient parking of automobiles used by tenants and their agents, employees or invitees.

15. No machinery of any kind including, without limitation, fans or refrigerating, heating or air-conditioning equipment, shall be operated by any tenant in its demised premises without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance, other than those substances or medical equipment necessary for the conduct of its medical activities, without Landlord's prior written consent.

16. No portion of any tenant's demised premises shall at anytime be used or occupied as sleeping or lodging quarters.

17. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's demised premises or public areas (including, without limitation, garage areas) regardless of whether such loss occurs when such area is locked against entry or not.

18. Landlord reserves the right to close the Building after standard Building hours (as determined by Landlord) subject, however, to tenant's right to admittance under regulations prescribed by Landlord; and to require all persons entering the Building after standard Building hours to identify themselves to the representative of Landlord and establish their right to enter or leave the Building. Landlord reserves the right to install an electronic entry system in the Building. In the event Landlord so causes such an electronic entry system to be installed in the Building Landlord will supply initial entry devices to tenant and may impose restrictions on the use thereof and additional rules and regulations on the use thereof and replacement entry devices shall be paid for by tenant. Each tenant shall be solely responsible for the entry devices issued to it and each tenant shall be liable and responsible for any damage or injury suffered as a result of an entry device being used by an unauthorized person.

19. Tenant shall, before leaving tenant's demised premises unattended, close and lock all outside doors and shut off all utilities; damage resulting from failure to do so shall be paid by tenant.

20. Tenant shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities or any part or appurtenance of tenant's demised premises.

21. In the event tenant is expressly granted rights and/or privileges in and to the Parking Garage or other parking facilities, if any, under this Lease, should the tenant, its employees, agents, and/or licensees fail to park their cars in the parking areas so designated from time to time by Landlord, if any, then Landlord at its option shall have the right to charge tenant Twenty Dollars ($20.00) per car per day parked in any area other than that so designated, or tow such vehicle away at tenant's liability, cost and expense and in the event Landlord should exercise such option, the money due Landlord under the provisions of this paragraph shall be deemed additional rental due under this Lease and same shall be subject to all of those provisions herein pertaining to the payment of rental.

22. Tenant shall surrender and return tenant's demised premises and all keys, parking and security cards of tenant in as good condition as when tenant originally took possession,

ordinary wear and tear, fire, or other casualty not caused by tenant's negligence or willful misconduct excepted, promptly at the termination of this Lease by lapse of time or otherwise.

23. Canvassing, soliciting, and peddling in the Building or garage facilities is prohibited.

24. There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers of others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires or the like.

25. Tenant shall not permit any portion of the demised premises to be used as an office for a public stenographer or typewriter, for the sale of food, drink, liquor, or tobacco, for a barber or manicure shop, for retail sales to the general public, for an employment bureau or travel agency, or for auctions or sales of personal property unless such use is specifically described as a part of the sole permitted use.

26. Landlord's janitors shall not be hindered by tenant or its agents, servants, employees or invitees after 5:30 p.m.

27. Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets.

28. Tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of equipment, file cabinets, pot holder roller chairs, and metal objects. Tenant agrees to purchase at its own expense hard chair pads and use same under all chairs which might cause damage to the carpet.

29. Tenants employing laborers or others outside of the Building shall not have their employees paid in the Building.

30. Tenant shall not advertise the business, profession, or activities of tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of tenant or use any picture or likeness of the Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers, or wrapping material, without Landlord's express consent in writing.

31. Tenant shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights and signs, and advertising devices in front of or in the proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of tenant's demised premises unless same shall have first been approved in writing by Landlord.

32. It is the express obligation of the tenant to inform in a timely manner each of its employees, agents, invitees or guests of the rules and regulations of the Building and to cause such parties to comply therewith.

33. All holiday and other temporary or special installations or decorations which a tenant desires to install in the tenant's demised premises must be first approved by Landlord and must be flame retardant.

34. Landlord reserves the right to rescind or amend any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be necessary for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

35. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the building entrances or lobbies shall be done at such reasonable times as to cause the least possible interruption to the operation of the Building. Tenants shall give Landlord reasonable notice of any such intended movement of such materials. Tenants shall assume the risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering upon the land to completion of work; and Landlord shall not be liable for acts of any person, except the employees, agents and representatives of Landlord engaged in, or any damage or loss to any said property or persons resulting from any act in connection with any such service performed for a tenant.

EXHIBIT D

Parking Rights

Landlord shall make available to Tenant, provided Tenant is not in Default under this Lease, sufficient free parking spaces in the parking garage which is used in connection with the operation of the Building. In the event that physicians related to Tenant request assigned preferentially located parking places, Landlord shall take reasonable action to establish such space at no additional cost to Tenant other than the cost of marking or signage to designate such assigned parking.

EXHIBIT E

Renewal Option

Tenant is hereby granted the option to extend the initial term of this Lease for one (1) extended term of five (5) years, provided (a) Tenant is not in default under the Lease at the time of exercise of the option, and (b) Tenant gives written notice of its exercise of the option at least one hundred eighty (180) days prior to the expiration of the initial term of the Lease. If Tenant fails to exercise such renewal option, then Tenant shall have no further renewal option rights. The extension term, if any, shall be upon the same terms, conditions and rentals except (i) Tenant shall have no further right of renewal after the extension term prescribed above and (ii) the monthly Base Rental shall be the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the lease term, and credit standing of the Tenant herein, to be taken into account, but in no event shall the Base Rental be lower than the last year of the initial term of the Lease. Such Base Rental shall be established as follows:

A. Upon notification from Tenant of the exercise of this renewal option, Landlord shall within fifteen (15) days thereafter notify Tenant in writing of the proposed rental for the renewal term. Tenant shall within fifteen (15) days following receipt of same notify Landlord in writing of the acceptance or rejection of the proposed rental. Failure of Tenant to so notify Landlord within such time period shall be deemed to be an acceptance of the Base Rental stipulated by Landlord.

B. In event of rejection by Tenant of the Base Rental stipulated by Landlord in strict conformity with Paragraph A above, the renewal rental shall be determined as follows: Within fifteen (15) days following notification of rejection by Tenant, Landlord and Tenant shall each appoint a disinterested and qualified appraiser. If these two (2) appraisers cannot agree upon a renewal rental within thirty (30) days following their appointment, the two (2) appointees shall forthwith select a third (3rd) disinterested and qualified appraiser, and the decision of any two (2) appraisers shall be binding, or in the absence of such agreement the rental shall be the average of the rentals determined by the appraisers whose rentals are closest together. Notification in writing of this decision shall be made by the appraisers to Landlord and Tenant within thirty (30) days following the selection of the third (3rd) appraiser.